Exhibit 23-3

                     GREGORY & ELDREDGE, LLC
                   CERTIFIED PUBLIC ACCOUNTANTS
                     3650 South Craig Circle
                    Salt Lake City, Utah 84109
               (801) 277-2763 * (801) 277-6509 Fax


                  INDEPENDENT AUDITORS' CONSENT


October 29, 2004


U. S. Securities and Exchange Commission
450 5th Street, N. W.
Washington, D.C. 20549

Re: Consent to be named in the S-4 Registration Statement of Wizzard Software Corporation, a Colorado corporation (the "Registrant"), SEC File No. 000-33381, to be filed on or about October 29, 2004, covering the registration and issuance of 787,176 shares of common stock to acquire the minority shareholders interest in Wizzard Software Corporation, a Delaware corporation.

Ladies and Gentlemen:

     We hereby consent to the use of our audit report dated January 23, 2004, except for Note 14 as to which the date is February 28, 2004, that is contained in the Company's 10-KSB Annual Report for the fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission on March 26, 2004 in the above referenced Registration Statement. We also consent to the use of our name as experts in such Registration Statement.

/s/Gregory & Eldredge LLC

Gregory and Eldredge, LLC,
Certified Public Accountants